UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The South Financial Group, Inc. (“TSFG” or the “Company”) has made certain organizational changes at the senior executive level. H. Lynn Harton, Interim President and CEO, has created a 10-person Executive Management Team, which will replace the Company’s 3-person Operating Council.

In connection with these organizational changes, Robert A. Edwards, previously EVP – Chief Risk Officer, has become EVP – Chief Credit Officer, with responsibilities for credit risk management and related processes. J. Ernie Diaz, previously the market president for the Company’s South Florida market, has been named President of the Company’s Florida operations (conducted under the name Mercantile Bank). William P. Crawford, Jr., EVP – General Counsel, has added responsibilities for Enterprise Risk Management and has also become the Chief Risk Officer. Christopher S. Gompper, EVP – Director Commercial Strategy, expands his current role to assume responsibility for line of business support for Commercial Banking. Additionally, the following executives are members of the Executive Management Team: Tanya A. Butts, EVP – Chief Operations and Technology Officer; Scott M. Frierson, President – North and South Carolina; James R. Gordon, Senior EVP – Chief Financial Officer; Christopher T. Holmes, Senior EVP – Director Retail Strategy, and Mary A. Jeffrey, EVP – Chief Human Resources Officer.

Kendall L. Spencer resigned from his position as President of Mercantile Bank, but will remain with the Company until February 15, 2009. In connection with Mr. Spencer’s resignation, Mr. Spencer and the Company entered into a Separation and Release Agreement, a copy of which is attached hereto as Exhibit 10.1. This Separation and Release Agreement, the terms of which are incorporated by reference herein, provides for cash payments to Mr. Spencer, a complete release of TSFG, and other miscellaneous covenants. All such payments are within the executive compensation limits established by TARP Capital Purchase Program.

Also, on December 11, 2008, the Company's Board of Directors approved amendments to the TSFG Long Term Incentive Plan and The South Financial Group 2005 Executive and Director Deferred Compensation Plan. These amendments were primarily related to compliance with Internal Revenue Code Section 409A and do not have a material impact on the economic benefits to be received by the plan participants. A copy of the each of the TSFG Long-Term Incentive Plan and The South Financial Group 2005 Executive and Director Deferred Compensation Plan are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement
10.2	TSFG Long Term Incentive Plan
10.3	The South Financial Group 2005 Executive and Director Deferred Compensation Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE SOUTH FINANCIAL GROUP, INC.

December 11, 2008	By:	/s/ William P. Crawford, Jr.

                William P. Crawford, Jr.

                Executive Vice President, General Counsel and Secretary